EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made effective as of this 16th day of December, 2002 (the "EFFECTIVE DATE"), by and between ImmuneRegen BioSciences, Inc., a Delaware corporation (the "COMPANY"), and Michael K. Wilhelm, an individual ("EMPLOYEE"), with reference to the following facts:

                                    RECITALS

         WHEREAS, the Company desires that Employee be employed as President and Chief Executive Officer of the Company; and

         WHEREAS, Employee is willing to be employed by the Company and provide services to the Company under the terms and conditions herein stated.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:

                                    AGREEMENT

1. EMPLOYMENT, SERVICES, AND DUTIES.

         1.1 EMPLOYMENT. The Company hereby employs Employee as President and Chief Executive Officer of the Company and Employee hereby accepts such employment as of the Effective Date upon the terms, covenants and conditions set forth herein. Employee shall render his/her services to the Company by and subject to the instructions and directions of the Company's board of managers to whom Employee shall directly report.

         1.2 DUTIES. Employee shall perform all duties assigned to him/her to the best of his/her ability and in a manner satisfactory to the Company.

         1.3 TIME AND EFFORTS. Employee shall devote his/her full-time efforts, attention, and energies to the business of the Company.

2. TERM

         The term of employment under this Agreement ("TERM OF EMPLOYMENT") shall commence on the Effective Date and, subject to the provisions of Section 4 below, shall continue for three years.

3. COMPENSATION

         As the total consideration for Employee's services rendered hereunder, Employee shall be entitled to the following:

         3.1 BASE SALARY. A salary of $125,000 beginning the Effective Date through the one-year anniversary of the Effective Date (the "FIRST YEAR SALARY"). A salary of $175,000 from the one-year anniversary of the Effective Date through the second year anniversary of the Effective Date (the "SECOND YEAR SALARY"). A salary of $250,000 from the second year anniversary of the Effective Date through the Term of Employment (the "THIRD YEAR SALARY" and collectively

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with the First Year Salary and the Second Year Salary, the "BASE SALARY"). The
Base Salary shall be payable in regular installments in accordance with the customary payroll practices of the Company. Employee's Base Salary shall be subject to such payroll deductions as required by law or as appropriate under the Company's payroll deduction procedures.

         3.2 BONUS. Employee shall be entitled to a discretionary bonus pursuant to those terms set forth in EXHIBIT A hereto.

         3.3 WARRANTS. At such time as the Employee introduces a financial partner to the Company through which the Company raises at least $2,000,000 in equity or debt financing in one or a series of transactions, the Employee shall be granted a five-year warrant to purchase 250,000 shares of the Company's common stock at a price equal to the Company's last round of financing.

         3.4 EXPENSES. During the Term of Employment, Employee is entitled to reimbursement for reasonable and necessary business expenses, per Company policy, incurred by Employee in connection with the performance of Employee's duties hereunder provided that (a) such expenses are ordinary and necessary business expenses incurred on behalf of the Company, and (b) Employee provides the Company with itemized accounts, receipts and other documentation for such expenses, to be reviewed by either Mark Witten, Ph.d or David Harris, Ph.d, as are reasonably required by the Company.

         3.5 VACATION. The Company's board of managers shall determine the Employee's vacation time during the first year of the Term of Employment. Employee shall be entitled to three weeks vacation time during the second and third years of the Term of Employment without loss of compensation during the Term of Employment. Employee's vacation shall be governed by the Company's usual policies applicable to all Employees.

         3.6 FRINGE BENEFITS. Employee shall be entitled to participate in or receive benefits under any employee benefit plan or other arrangement made available by the Company to its employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

4. TERMINATION

         Employee's employment shall terminate prior to the expiration of the Term of Employment set forth in Section 2 above upon the happening of the following:

         4.1 TERMINATION FOR CAUSE(1) . The Company may terminate this Agreement for Cause. For purposes of this Agreement, "CAUSE" shall mean:

            (a) a material act of dishonesty in connection with the Employee's responsibilities as an employee of the Company;

            (b) Employee's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude;

            (c) Employee's gross misconduct which has a material adverse effect on the Company; or

            (d) Employee's consistent and willful failure to perform his/her employment duties where such failure is not cured within 30 days after written notice to Employee by the Company.

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         4.2 TERMINATION WITHOUT CAUSE. The Company may terminate the employment of Employee and all of the Company's obligations hereunder (except as hereinafter provided) at any time and for any reason or for no reason during the Term of Employment without Cause by giving Employee written notice of such termination, to be effective 30 days following the giving of such written notice.

         4.3 TERMINATION DUE TO DISABILITY OR DEATH. Employee's employment hereunder:

            (a) may be terminated by the Company upon 30 days' notice to Employee in the event that the Company in good faith determines that Employee has been unable to satisfactorily perform his/her duties under this Agreement for an aggregate of 90 days within any 12-month period, or can reasonably be expected to be unable to do so for such period, as the result of Employee's incapacity due to physical or mental impairment, and within 30 days of receipt of such notice, Employee shall not have returned to the full-time, continuing performance of his/her duties hereunder, and

            (b) will terminate immediately upon the death of Employee.

5. EFFECT OF TERMINATION

         5.1 TERMINATION FOR CAUSE. In the event that Employee's employment is terminated pursuant to Sections 4.1 above, the Company shall pay to Employee, or his/her representatives, on the date of termination of employment (the "TERMINATION DATE"), in satisfaction in full for all of its obligations hereunder, the following:

            (a) Two months salary and payment for any accrued vacation provided for in Section 3.5, in each case computed on a pro rata basis to the Termination Date; and

            (b) any expense reimbursements due and owing to Employee as of the Termination Date.

         5.2 TERMINATION FOR DEATH OR DISABILITY. In the event Employee's employment is terminated pursuant to Section 4.3, the Company shall pay to Employee, or his/her representatives, on the Termination Date in satisfaction in full for all of its obligations hereunder, the following:

            (a) in the case of termination due to death, payment for any accrued vacation provided for in Section 3.5, in each case computed on a pro rata basis to the Termination Date; and

            (b) in the case of termination due to disability, two months salary and payment for any accrued vacation provided for in Section 3.5, in each case computed on a pro rata basis to the Termination Date; and

            (c) in the case of termination due to either death or disability, any expense reimbursements due and owing to Employee as of the Termination Date.

         5.3 TERMINATION WITHOUT CAUSE OR A CONSTRUCTIVE TERMINATION. In the event Employee's employment is terminated pursuant to Section 4.2 or in the event a Constructive Termination occurs, the Company shall pay to Employee, or his/her representatives, on the Termination Date in satisfaction in full for all of its obligations hereunder, the following:

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            (a) the remainder of the salary for the year or six months salary, whichever is greater and payment for any accrued vacation provided for in
Section 3.5, in each case computed on a pro rata basis to the Termination Date; and

            (b) any expense reimbursements due and owing to Employee as of the Termination Date.

For the purposes of this Agreement, "CONSTRUCTIVE TERMINATION" shall mean an Employee's voluntary termination, upon 30 days prior written notice to the Company, following: (i) a material reduction or change in job duties, responsibilities and requirements inconsistent with Employee's position with the Company and/or prior duties, responsibilities and requirements; (ii) any reduction of Employee's base compensation (other than in connection with a general decrease in base salaries for most employees); or (iii) Employee's refusal to relocate to a facility or location more than 75 miles from the Company's current location.

6. NON-COMPETITION; CONFIDENTIALITY; NON-SOLICITATION.

         6.1 COVENANT NOT TO COMPETE. During the Term of Employment, neither Employee nor any affiliate of Employee, shall compete in any manner with the Company and/or its affiliates, directly or indirectly, or own, manage, operate, control, be a consultant to, participate or have any interest in or be connected in any manner with the ownership, management, operation or control of any business developing, manufacturing, marketing or selling products or services similar to those of the Company and/or its affiliates. As used in this Agreement, an "AFFILIATE" of Employee is any spouse, parent, child or sibling of Employee, or any corporation, partnership, association, or other business entity which directly or indirectly is controlled or can have its acts affected by Employee or in which Employee has an investment. Nothing contained in this Agreement shall be deemed to preclude Employee from purchasing or owning, directly or beneficially, as a passive investment, less than five percent (5%) of any class of publicly traded securities of any corporation so long as Employee does not actively participate in or control, directly or indirectly, any investment or other decisions with respect to such corporation.

         6.2 CONFIDENTIALITY AND RETURN OF COMPANY DOCUMENTS. Employee recognizes and acknowledges that by virtue of his/her employment with the Company, he/she will have access to certain trade secret and confidential information of the Company and that such information constitutes valuable, special and unique property of the Company, and derives economic value because it is not generally known to the public or to others who could benefit from its disclosure or use ("TRADE SECRETS"). Trade Secrets include, but are not limited to, the following:

            (a) customer and contact information such as customer lists and other information concerning particular needs, problems, likes or dislikes of the Company's customers and contacts;

            (b) the identities of the Company's customers and contacts;

            (c) price information, such as price lists, the contents of bids, and other information concerning costs or profits;

            (d) technical information, such as formulae, know-how, computer programs, software, source and object codes, secret processes or machines, inventions and research projects, documentation, or other methods or processes;

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            (e) business information relating to costs, profits, sales, markets, suppliers, plans for further development, market studies or research projects;

            (f) personnel or a compilation of data concerning the Company's employees and independent contractors; and

            (g) any other information valuable because of its private or confidential nature.

          Employee agrees that during the term of employment, and for three years thereafter, he/she will not reproduce, copy or disclose the Company's Trade Secrets and confidential business information to any person, firm, corporation, association or other entity for any reason or purposes whatsoever, nor will Employee advise, discuss or in any way assist any other person or firm (including customers or former customers of the Company) in obtaining or learning about the Company's Trade Secrets. Employee covenants and acknowledges that upon separation from employment with the Company, he/she shall immediately surrender to the Company all of the Company's Trade Secrets and any and all such documents, materials or other tangible items pertaining to these Trade Secrets that he/she may possess and that such Trade Secrets shall be and remain the sole property of the Company. Employee agrees that if he/she is in doubt as to whether any information, material, or document is a Trade Secret or is confidential, he/she will contact the board of managers of the Company before disclosing or using such information for any purpose other than in furtherance of Employee's duties as an employee of the Company. Employee agrees that it will not work for a company competing directly with the Company during the term of his/her employment and for three years thereafter.

         6.3 SOLICITATION OF THE COMPANY'S EMPLOYEES OR CUSTOMERS. Employee agrees that at any time during the term of his/her employment and for three (3) years after that term he/she shall not solicit, directly or indirectly, any employees of the Company to leave employment by the Company to work for or with Employee or any competitor of Company nor solicit any of the Company's customers or potential customers who were solicited by the Company within a twelve (12) month period immediately prior to the termination of Employee's engagement.

         6.4 SURVIVAL OF CONFIDENTIALITY AND NON-SOLICITATION. The requirements and covenants of this Section 6.2 and 6.3 shall survive and continue after the Term of Employment. Employee recognizes and agrees that violation or threatened violation of any provision contained in this Section 6 will cause irreparable damage or injury to the Company and that the Company's remedies at law for any breach of this Section 6 may not be adequate, and the exact amount of the Company's damages in the event of such breach may be impossible to ascertain. Therefore, the Company shall be entitled, as a matter of right, without further notice and without the necessity of posting bond thereof, to injunctive and other equitable relief restraining any threatened or further violation of this Section. The Company's right to an injunction shall be in addition to, and not in limitation of, any and other rights and remedies it may have against Employee, including, but not limited to, the recovery of damages.

7. NOTIFICATION TO NEW EMPLOYER

         If Employee leaves the employ of the Company, Employee consents to the Company's notification to any new employer of Employee's and Company's rights and obligations under this Agreement.

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8. ASSIGNMENT

         This Agreement is personal in nature, and neither this Agreement nor any part of any obligation herein shall be assignable by Employee. The Company shall be entitled to assign this Agreement to any affiliate of the Company which assumes the ownership and control of the business of the Company.

9. SEVERABILITY

         Should any term, provision, covenant or condition or this Agreement be held to be void or invalid, the same shall not affect any other term, provision, covenant or condition of this Agreement, but such remainder shall continue in full force and effect as though each such voided term, provision, covenant or condition is not contained herein.

10. GOVERNING LAW AND SUBMISSION TO JURISDICTION

         This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in Phoenix, Arizona in any action or proceeding arising out of or relating to this Agreement and further agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner so provided by law.

11. BINDING AGREEMENT

         This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and assigns.

12. CAPTIONS

         The Section captions herein are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

13. ENTIRE AGREEMENT

         This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior agreements, written or oral, with the Company. Any such prior agreements are hereby terminated and of no further effect and Employee by the execution hereof agrees that any compensation provided for under any such prior agreement(s) is specifically superseded and replaced by the provision of this Agreement. No modification of this Agreement shall be valid unless made by the unanimous written consent of the board of managers of the Company. The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.

14. NOTICE

         All notices and other communications under this Agreement shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand or by a nationally recognized

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courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

                  If to the Company:

                  ImmuneRegen BioSciences, Inc.
                  8665 E. Via De Ventura Blvd.
                  Suite E155
                  Scottsdale, AZ  85268
                  Attention: President

                  With a copy to:

                  Kirkpatrick & Lockhart LLP
                  10100 Santa Monica Blvd., 7th Floor
                  Los Angeles, CA 90067
                  Attention:   Thomas J. Poletti, Esq.

                  If to Employee:

                  10612 N. Indian Wells Drive
                  Fountain Hills, AZ 85268
                  Attention: Michael K. Wilhelm

15. ATTORNEY'S FEES

In the event that any party shall bring an action, reference, arbitration or proceeding in connection with the performance, breach or interpretation hereof, then the prevailing party in such action, reference, arbitration or proceeding as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party all reasonable costs and expenses of such action, reference, arbitration or proceeding, including reasonable attorneys' fees, court costs, costs of investigation, expert witness fees and other costs reasonably related to such proceeding.

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         IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

                                    "COMPANY"

                                    IMMUNEREGEN BIOSCIENCES, INC.,
                                    a Delaware corporation

                                    By:  /S/  STEVENSCRONIC
                                         ---------------------------------
                                              Steven J. Scronic, Secretary

                                    and

                                    "EMPLOYEE"

                                    /S/  MICHAEL WILHELM
                                    --------------------------------------
                                         Michael K. Wilhelm

                                    /s/  DTH 12/17/02
                                    /s/  MLW 12-17-02

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                                    EXHIBIT A

                               DISCRETIONARY BONUS

         In addition to Base Salary, the Employee shall be eligible to receive a quarterly discretionary bonus based upon the Employee's and the Company's performance for the preceding quarter of the Company's fiscal year. Such discretionary bonus shall be in the form of Stock Options under the Company's 2002 Stock Option, Deferred Stock and Restricted Stock Plan (the "Stock Options").

         Additionally, the Employee shall be eligible to receive quarterly a five-year warrant to purchase up to 5,000 shares of the Company's Common Stock with an exercise price equal to 75% of the fair market value of the Company's Common Stock on the date such warrant is issued (the "Warrants"). The amount of Stock Options and Warrants constituting such bonus shall be determined by the Compensation Committee of the Board of Directors in its sole discretion. Such bonus compensation shall be earned as of the last day of the applicable quarter provided that Employee is actively employed by the Company on such date.

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